Exhibit 99(h)(ii)

FORM OF
SCHEDULE A1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated January 1, 2017 by and between DST Systems, Inc. and the Lord Abbett Family of Funds. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds comprising the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

1 As amended on March 31, 2017 to reflect the addition of Lord Abbett Corporate Bond Fund and Lord Abbett Short Duration Core Bond Fund, each a series of Lord Abbett Investment Trust.

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Core Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.